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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): December 1, 1997



                          Stone Street Bancorp, Inc.
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       North Carolina                   001-14230                56-1949352
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)




                             232 South Main Street
                     Mocksville, North Carolina 27323-5936
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                   (Address of principal executive offices)



Registrant's telephone number, including area code: (704) 634-5936





                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events

         On December 1, 1997 Stone Street Bancorp, Inc. (the "Registrant") announced that its Board of Directors has adopted a stock repurchase plan. Under the stock repurchase plan, the Registrant would be able to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock for its shareholders and to manage its capital. The Board of Directors has authorized the repurchase of up to 10% of the 1,898,052 shares of the Registrant's common stock that are issued and outstanding at the present time. The Board's action will allow management to make repurchases, without further Board approval, when stock repurchases are deemed prudent. Stock repurchases will be made in accordance with Rule 10b-18(b) of the regulations issued under the Securities Exchange Act of 1934.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        STONE STREET BANCORP, INC.



Date: December 1, 1997                  By: /s/ J. Charles Dunn
                                        -----------------------------------
                                        J. Charles Dunn, President and
                                             Chief Executive Officer